SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 25, 2000
(To Prospectus dated May 17, 1999)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2000-2
                                     Issuer

                                -----------------


         The Class PO Certificates

         o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated February 25, 2000, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated May 17, 1999. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $1,624,426.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                                THE MORTGAGE POOL

         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 544 Mortgage Loans having an aggregate Stated Principal Balance of approximately $84,573,807.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                            September 1, 2002
Total Number of Mortgage Loans...................................................                  544
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 3.13%
         60-90 days..............................................................                 0.92%
         91 days or more (excluding pending foreclosures)........................                 2.76%
                                                                                                  -----
         Total Delinquencies.....................................................                 6.80%
                                                                                                  =====
Foreclosures Pending.............................................................                 2.76%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 9.56%
                                                                                                  =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Three (3) Mortgage Loans have been converted and are, as of the Reference Date, REO Loans.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                                                               At            At
                                                                At February 28(29),                       December 31,    June 30,
                                              -------------------------------------------------------     -----------    ----------
                                                 1998           1999           2000            2001          2001            2002
                                              ---------      ---------      ---------       ---------     -----------    ----------
   Delinquent Mortgage Loans and
      Pending Foreclosures at
         Period End
        30-59 days........................        1.08%          1.03%          1.36%          1.61%          1.89%          1.85%
        60-89 days........................        0.16           0.18           0.22           0.28           0.39           0.40
        90 days or more (excluding
           pending foreclosures)..........        0.16           0.12           0.16           0.14           0.23           0.28
                                              ---------      ---------      ---------       ---------     -----------    ----------
            Total of delinquencies                1.40%          1.32%          1.75%          2.03%          2.51%          2.53%
                                              =========      =========      =========       =========     ===========    ==========
   Foreclosures pending...................        0.17%          0.14%          0.16%          0.27%          0.31%          0.28%
                                              =========      =========      =========       =========     ===========    ==========
   Total delinquencies and
       foreclosures pending...............        1.57%          1.46%          1.91%          2.30%          2.82%          2.81%
                                              =========      =========      =========       =========     ===========    ==========

   Net Gains/(Losses) on
       liquidated loans(1)................ $(2,662,000)    $(2,882,524)   $(3,076,240)   $(2,988,604)   $(5,677,141)   $(3,054,092)
   Percentage of Net
       Gains/(Losses) on
       liquidated loans(1)(2).............      (0.024)%       (0.018)%       (0.017)%       (0.014)%       (0.022)         (0.010)%
   Percentage of Net
       Gains/(Losses) on
       liquidated loans (based on
       average outstanding
       principal balance)(1)..............      (0.027)%       (0.021)%       (0.017)%       (0.015)%       (0.023)%       (0.011)%

-----------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $1,624,426, evidencing a beneficial ownership interest of approximately 1.92% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $67,830,426 and evidenced in the aggregate a beneficial ownership interest of approximately 80.20% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $16,743,365, and evidenced in the aggregate a beneficial ownership interest of approximately 19.80% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $1,624,426 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 89.0%.

                   Sensitivity of the Principal Only Certificates to Prepayments
                               (Pre-tax Yields to Maturity)

                                               Percentage of SPA
                             -----------------------------------------------
        Class                  0%     100%       225%        350%       500%
        -----                -----   -----      -----       -----      -----
        Class PO............. 0.6%    1.2%       2.0%        3.1%       4.6%

         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of SPA specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of SPA, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                     Class PO
                                                Percentage of SPA
                                  ---------------------------------------------
          Distribution Date          0%      100%      225%      350%      500%
          -----------------       ------    ------   ------    ------     ------

Initial Percent..................   100      100       100       100        100
October 30, 2002                     50       50        49        49         48
October 25, 2003                     49       46        42        38         33
October 25, 2004                     49       43        36        30         23
October 25, 2005                     48       39        31        23         16
October 25, 2006                     47       36        26        18         11
October 25, 2007                     46       34        22        14          7
October 25, 2008                     45       31        19        11          5
October 25, 2009                     44       28        16         8          4
October 25, 2010                     43       26        13         6          2
October 25, 2011                     42       24        11         5          2
October 25, 2012                     40       22         9         4          1
October 25, 2013                     39       20         8         3          1
October 25, 2014                     37       18         6         2          1
October 25, 2015                     36       16         5         2          0
October 25, 2016                     34       14         4         1          0
October 25, 2017                     32       13         4         1          0
October 25, 2018                     30       11         3         1          0
October 25, 2019                     28       10         2         0          0
October 25, 2020                     26        8         2         0          0
October 25, 2021                     23        7         1         0          0
October 25, 2022                     21        6         1         0          0
October 25, 2023                     18        5         1         0          0
October 25, 2024                     15        4         1         0          0
October 25, 2025                     12        3         0         0          0
October 25, 2026                      9        2         0         0          0
October 25, 2027                      6        1         0         0          0
October 25, 2028                      3        1         0         0          0
October 25, 2029                      0        0         0         0          0
Weighted Average Life (years) **. 17.00     9.92      5.87      3.93       2.70

--------------
*        Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $4,985,927 and $346,386 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

         o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

         The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

The Class PO Certificates are currently rated "AAA" by Fitch Ratings and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

              EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2000-2


                               Current Mortgage Rates of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
            Current               Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
       Mortgage Rate (%)                Loans                 Outstanding ($)                     (%)
------------------------------------------------------------------------------------------------------------------
             6.125                          2                        281,102.60                   0.33
             6.625                          1                        142,917.58                   0.17
             6.750                          2                        266,540.13                   0.32
             6.875                          5                        523,410.24                   0.62
             7.000                          9                      1,510,012.55                   1.79
             7.125                          3                        261,882.56                   0.31
             7.250                         10                      1,964,947.30                   2.32
             7.375                         16                      4,261,648.63                   5.04
             7.500                         15                      2,930,581.07                   3.47
             7.625                         19                      4,043,109.23                   4.78
             7.750                         14                      3,494,507.55                   4.13
             7.875                         39                      6,690,719.24                   7.91
             8.000                         27                      4,036,266.48                   4.77
             8.125                         22                      4,659,595.17                   5.51
             8.160                          1                        234,358.69                   0.28
             8.205                          1                         64,688.13                   0.08
             8.250                         55                      9,872,709.86                  11.67
             8.295                          1                         98,293.15                   0.12
             8.375                         39                      5,023,265.60                   5.94
             8.410                          1                        172,830.36                   0.20
             8.485                          1                        142,066.04                   0.17
             8.500                         46                      5,941,457.10                   7.03
             8.625                         37                      4,417,282.48                   5.22
             8.750                         50                      9,101,556.53                  10.76
             8.805                          1                         74,058.53                   0.09
             8.810                          2                        574,032.08                   0.68
             8.875                         47                      4,857,108.24                   5.74
             8.995                          1                        183,002.99                   0.22
             9.000                         18                      1,717,514.62                   2.03
             9.045                          1                         59,739.11                   0.07
             9.125                         11                        969,426.58                   1.15
             9.250                         13                      1,159,110.91                   1.37
             9.375                         13                      1,153,606.76                   1.36
             9.490                          1                        210,112.02                   0.25
             9.500                         12                      2,821,350.61                   3.34
             9.625                          3                        251,735.15                   0.30
             9.750                          2                        163,695.51                   0.19
             9.875                          1                         47,242.56                   0.06
             9.935                          1                        169,498.97                   0.20
            10.750                          1                         26,824.28                   0.03
------------------------------------------------------------------------------------------------------------------
Total                                     544                     84,573,807.19                 100.00
==================================================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 8.263% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 8.261% per annum.


                                 Current Mortgage Loan Principal Balances (1)
------------------------------------------------------------------------------------------------------------------
          Current Mortgage             Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
          Loan Balance ($)                   Loans                Outstanding ($)                Pool (%)
------------------------------------------------------------------------------------------------------------------
         0.01 to  50,000.00                    74                    2,895,625.51                 3.42
    50,000.01 to 100,000.00                   190                   14,100,963.51                16.67
   100,000.01 to 150,000.00                    98                   11,914,509.14                14.09
   150,000.01 to 200,000.00                    35                    6,001,984.03                 7.10
   200,000.01 to 250,000.00                    22                    4,956,940.37                 5.86
   250,000.01 to 300,000.00                    49                   13,493,319.51                15.95
   300,000.01 to 350,000.00                    24                    7,640,003.26                 9.03
   350,000.01 to 400,000.00                    20                    7,522,616.96                 8.89
   400,000.01 to 450,000.00                    11                    4,676,218.54                 5.53
   450,000.01 to 500,000.00                     7                    3,290,462.62                 3.89
   500,000.01 to 550,000.00                     7                    3,666,086.82                 4.33
   550,000.01 to 600,000.00                     3                    1,698,576.78                 2.01
   600,000.01 to 650,000.00                     3                    1,885,512.25                 2.23
   750,000.01 to 1,000,000.00                   1                      830,987.89                 0.98
------------------------------------------------------------------------------------------------------------------
Total                                         544                   84,573,807.19               100.00
==================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $155,467.


                           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
------------------------------------------------------------------------------------------------------------------
                                       Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
 Original Loan-to-Value Ratios (%)           Loans                Outstanding ($)                Pool (%)
------------------------------------------------------------------------------------------------------------------
50.00 or Less                                   7                    1,089,233.11                 1.29
50.01 to 55.00                                  8                    2,361,606.41                 2.79
55.01 to 60.00                                  5                    1,451,083.18                 1.72
60.01 to 65.00                                 14                    3,403,567.51                 4.02
65.01 to 70.00                                 13                    4,946,097.32                 5.85
70.01 to 75.00                                 35                    7,966,465.53                 9.42
75.01 to 80.00                                265                   39,107,204.92                46.24
80.01 to 85.00                                  8                    1,266,823.23                 1.50
85.01 to 90.00                                 51                    9,373,355.88                11.08
90.01 to 95.00                                 44                    5,867,227.86                 6.94
95.01 to 100.00                                94                    7,741,142.24                 9.15
------------------------------------------------------------------------------------------------------------------
Total                                         544                   84,573,807.19               100.00
==================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 80.14%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.


                             State Distribution of the Mortgaged Properties (1)
------------------------------------------------------------------------------------------------------------------
     State Distribution of        Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage Pool
     Mortgaged Properties               Loans                 Outstanding ($)                     (%)
------------------------------------------------------------------------------------------------------------------
Arizona                                    10                      2,682,893.07                   3.17
California                                 78                     16,128,962.76                  19.07
Colorado                                   13                      3,253,601.07                   3.85
Florida                                    43                      4,553,105.82                   5.38
Georgia                                    12                      2,318,787.72                   2.74
Illinois                                    9                      1,951,089.65                   2.31
Massachusetts                               6                      1,780,096.85                   2.10
Michigan                                   17                      2,103,723.05                   2.49
New Jersey                                 10                      1,817,312.98                   2.15
New York                                   10                      2,365,876.90                   2.80
North Carolina                             19                      2,100,328.90                   2.48
Oklahoma                                   22                      1,772,920.52                   2.10
Oregon                                     11                      2,379,849.05                   2.81
Pennsylvania                               19                      2,676,862.82                   3.17
Texas                                      85                      8,962,915.19                  10.60
Utah                                        7                      2,064,764.93                   2.44
Washington                                 21                      4,158,914.81                   4.92
Other (less than 2%)                      152                     21,501,801.10                  25.42
------------------------------------------------------------------------------------------------------------------
Total                                     544                     84,573,807.19                 100.00
==================================================================================================================

(1) "Other" includes 28 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 1.34% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                                Documentation Programs for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
        Type of Program                  Loans                 Outstanding ($)                    (%)
------------------------------------------------------------------------------------------------------------------
Alternative                              275                     36,245,196.24                    42.86
Full                                     223                     37,102,606.51                    43.87
Reduced                                   31                      8,709,158.70                    10.30
Streamlined                               12                      1,838,670.53                     2.17
No Income/No Asset                         3                        678,175.21                     0.80
------------------------------------------------------------------------------------------------------------------
Total                                    544                     84,573,807.19                   100.00
==================================================================================================================


                                         Types of Mortgaged Properties
------------------------------------------------------------------------------------------------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
         Property Type                   Loans                 Outstanding ($)                    (%)
------------------------------------------------------------------------------------------------------------------
Single Family Residence                  405                     59,244,203.73                   70.05
Planned Unit Development                  95                     20,026,589.16                   23.68
Low-rise Condominium                      27                      3,042,058.36                    3.60
2-4 Family Residence                      11                      1,712,244.32                    2.02
Manufactured Housing (1)                   5                        405,263.61                    0.48
Condominium Hotel                          1                        143,448.01                    0.17
------------------------------------------------------------------------------------------------------------------
Total                                    544                     84,573,807.19                  100.00
==================================================================================================================

(1)  Treated as real property.


                                           Purposes of the Mortgage Loans
--------------------------------- --------------------- ------------------------------ ---------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
          Loan Purpose                   Loans                 Outstanding ($)                    (%)
------------------------------------------------------------------------------------------------------------------
Purchase                                 461                     65,590,860.60                   77.55
Refinance (rate/term)                     44                      9,700,610.25                   11.47
Refinance (cash-out)                      39                      9,282,336.34                   10.98
------------------------------------------------------------------------------------------------------------------
Total                                    544                     84,573,807.19                  100.00
==================================================================================================================


                                     Occupancy Types of the Mortgage Loans (1)
-------------------------------- --------------------- ------------------------------ ----------------------------
                                  Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
        Occupancy Type                  Loans                 Outstanding ($)                     (%)
------------------------------------------------------------------------------------------------------------------
Owner Occupied                             513                    79,935,628.70                  94.52
Investment                                  22                     2,418,500.38                   2.86
Secondary Residence                          9                     2,219,678.11                   2.62
------------------------------------------------------------------------------------------------------------------
Total                                      544                    84,573,807.19                 100.00
==================================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.


                             Remaining Terms to Maturity of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
  Remaining Term to Maturity      Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
           (months)                     Loans                 Outstanding ($)                     (%)
------------------------------------------------------------------------------------------------------------------
              198                            1                        26,824.28                   0.03
              207                            1                       126,043.66                   0.15
              209                            1                       467,683.64                   0.55
              210                            1                       612,662.87                   0.72
              224                            1                       129,947.17                   0.15
              237                            1                       115,271.43                   0.14
              259                            1                        83,189.21                   0.10
              263                            1                        26,440.26                   0.03
              310                            1                       196,619.28                   0.23
              319                            2                       234,851.75                   0.28
              320                            3                       586,148.80                   0.69
              321                            4                       432,742.74                   0.51
              322                            9                     1,702,770.35                   2.01
              323                           12                     2,658,584.32                   3.14
              324                            3                       481,281.21                   0.57
              325                            7                     1,478,502.55                   1.75
              326                           11                     1,566,946.81                   1.85
              327                           28                     4,208,723.67                   4.98
              328                           44                     4,817,447.97                   5.70
              329                          119                    16,539,103.08                  19.56
              330                          166                    26,305,463.62                  31.10
              331                          124                    21,514,134.87                  25.44
              332                            3                       262,423.65                   0.31
------------------------------------------------------------------------------------------------------------------
Total                                      544                    84,573,807.19                 100.00
==================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 327 months.

                                    EXHIBIT 2

          THE                                         Distribution Date: 9/25/02
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Atn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-2

                 Certificateholder Monthly Distribution Summary

------------------------------------------------------------------------------------------------------------------
                                                      Certificate                                    Pass
                                     Class               Rate               Beginning               Through
     Class         Cusip          Description            Type                Balance                 Rate(%)
------------------------------------------------------------------------------------------------------------------
      A1          12669BPM8          Senior            Fix-30/360                       -            7.750000
      A2          12669BPN6          Senior            Fix-30/360                       -            7.750000
      A3          12669BP91          Senior            Fix-30/360                       -            7.750000
      A4          12669BPQ9          Senior            Fix-30/360           35,033,000.00            7.700000
      A5          12669BPR7          Senior            Fix-30/360           35,700,000.00            7.750000
      PO          12669BPS5         Strip PO           Fix-30/360            1,688,295.43            0.000000
      X           12669BPT3         Strip IO           Fix-30/360           56,182,986.99            0.621954
      AR          12669BPU0          Senior            Fix-30/360                       -            7.750000
------------------------------------------------------------------------------------------------------------------
      M           12669BPV8         Mezzanine          Fix-30/360            8,509,035.73            7.750000
      B1          12669BPW6          Junior            Fix-30/360            3,781,793.66            7.750000
      B2          12669BPX4          Junior            Fix-30/360            1,890,896.83            7.750000
      B3          12669BPY2          Junior            Fix-30/360            1,417,687.79            7.750000
      B4          12669BPZ9          Junior            Fix-30/360              787,388.82            7.750000
      B5          12669BQA3          Junior            Fix-30/360              370,457.68            7.750000
------------------------------------------------------------------------------------------------------------------
    Totals                                                                  89,178,555.94
------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                                            Current                        Cumulative
                     Principal          Interest           Total           Realized          Ending         Realized
     Class         Distribution       Distribution     Distribution         Losses           Balance          Losses
-----------------------------------------------------------------------------------------------------------------------
      A1                     -                -                   -               -                 -              -
      A2                     -                -                   -               -                 -              -
      A3                     -                -                   -               -                 -              -
      A4          4,527,000.00       224,795.08        4,751,795.08               -     30,506,000.00              -
      A5                     -       230,562.50          230,562.50               -     35,700,000.00              -
      PO             63,868.92                -           63,868.92               -      1,624,426.51              -
      X                      -        29,119.38           29,119.38               -     53,558,264.76              -
      AR                     -             5.97                5.97               -                 -              -
---------------------------------------------------------------------------------------------------------------------
      M               7,055.63        54,954.19           62,009.82               -      8,501,980.11              -
      B1              3,135.83        24,424.08           27,559.92               -      3,778,657.82              -
      B2              1,567.92        12,212.04           13,779.96               -      1,889,328.91              -
      B3              1,175.54         9,155.90           10,331.44               -      1,416,512.25              -
      B4                652.90         5,085.22            5,738.12               -        786,735.92              -
      B5                307.18         2,392.54            2,699.72               -        370,150.50     582,589.26
---------------------------------------------------------------------------------------------------------------------
    Totals        4,604,763.92       592,706.90        5,197,470.83               -     84,573,792.02     582,589.26
---------------------------------------------------------------------------------------------------------------------

          THE                                         Distribution Date: 9/25/02
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Atn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-2

                          Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------------
                                        Original          Beginning             Scheduled
                                       Certificate       Certificate            Principal             Accretion
     Class           Cusip               Balance           Balance              Distribution           Principal
----------------------------------------------------------------------------------------------------------------------
      A1          12669BPM8          40,000,000.00                  -                   -                   -
      A2          12669BPN6         162,200,000.00                  -                   -                   -
      A3          12669BP91          29,774,900.00                  -                   -                   -
      A4          12669BPQ9          36,200,000.00      35,033,000.00        4,527,000.00                   -
      A5          12669BPR7          35,700,000.00      35,700,000.00                   -                   -
      PO          12669BPS5           3,250,000.00       1,688,295.43           63,868.92                   -
      X           12669BPT3         244,745,381.77      56,182,986.99                   -                   -
      AR          12669BPU0                 100.00                  -                   -                   -
----------------------------------------------------------------------------------------------------------------------
      M           12669BPV8           8,775,000.00       8,509,035.73            7,055.63                   -
      B1          12669BPW6           3,900,000.00       3,781,793.66            3,135.83                   -
      B2          12669BPX4           1,950,000.00       1,890,896.83            1,567.92                   -
      B3          12669BPY2           1,462,000.00       1,417,687.79            1,175.54                   -
      B4          12669BPZ9             812,000.00         787,388.82              652.90                   -
      B5          12669BQA3             976,000.00         370,457.68              307.18                   -
----------------------------------------------------------------------------------------------------------------------
    Totals                          325,000,000.00      89,178,555.94        4,604,763.92                   -
----------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                    Unscheduled        Net                Current             Ending                Ending
                     Principal      Principal            Realized           Certificate           Certificate
     Class          Adjustments    Distribution           Losses              Balance                Factor
-------------------------------------------------------------------------------------------------------------------
      A1                 -                   -              -                        -           0.00000000000
      A2                 -                   -              -                        -           0.00000000000
      A3                 -                   -              -                        -           0.00000000000
      A4                 -        4,527,000.00              -            30,506,000.00           0.84270718232
      A5                 -                   -              -            35,700,000.00           1.00000000000
      PO                 -           63,868.92              -             1,624,426.51           0.49982354117
      X                  -                   -              -            53,558,264.76           0.21883258582
      AR                 -                   -              -                        -           0.00000000000
---------------------------------------------------------------------------------------------------------------
      M                  -            7,055.63              -             8,501,980.11           0.96888662166
      B1                 -            3,135.83              -             3,778,657.82           0.96888662085
      B2                 -            1,567.92              -             1,889,328.91           0.96888662060
      B3                 -            1,175.54              -             1,416,512.25           0.96888662910
      B4                 -              652.90              -               786,735.92           0.96888660307
      B5                 -              307.18              -               370,150.50           0.37925255716
---------------------------------------------------------------------------------------------------------------
    Totals               -        4,604,763.92              -            84,573,792.02
---------------------------------------------------------------------------------------------------------------

          THE                                         Distribution Date: 9/25/02
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Atn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-2

                          Interest Distribution Detail

-------------------------------------------------------------------------------------------------------------------
                        Beginning              Pass               Accrued           Cumulative
                       Certificate            Through             Optimal             Unpaid             Deferred
     Class               Balance              Rate(%)            Interest            Interest            Interest
-------------------------------------------------------------------------------------------------------------------
      A1                         -           7.750000                   -                   -                  -
      A2                         -           7.750000                   -                   -                  -
      A3                         -           7.750000                   -                   -                  -
      A4             35,033,000.00           7.700000          224,795.08                   -                  -
      A5             35,700,000.00           7.750000          230,562.50                   -                  -
      PO              1,688,295.43           0.000000                   -                   -                  -
      X              56,182,986.99           0.621954           29,119.38                   -                  -
      AR                         -           7.750000                   -                   -                  -
-------------------------------------------------------------------------------------------------------------------
      M               8,509,035.73           7.750000           54,954.19                   -                  -
      B1              3,781,793.66           7.750000           24,424.08                   -                  -
      B2              1,890,896.83           7.750000           12,212.04                   -                  -
      B3              1,417,687.79           7.750000            9,155.90                   -                  -
      B4                787,388.82           7.750000            5,085.22                   -                  -
      B5                370,457.68           7.750000            2,392.54                   -                  -
-------------------------------------------------------------------------------------------------------------------
    Totals           89,178,555.94                             592,700.93                   -                  -
-------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                    Total                   Net             Unscheduled
                   Interest              Prepayment          Interest           Interest
     Class           Due               Int. Shortfall       Adjustment           Paid
-----------------------------------------------------------------------------------------
      A1                   -                 -                  -                      -
      A2                   -                 -                  -                      -
      A3                   -                 -                  -                      -
      A4          224,795.08                 -                  -             224,795.08
      A5          230,562.50                 -                  -             230,562.50
      PO                   -                 -                  -                      -
      X            29,119.38                 -                  -              29,119.38
      AR                   -                 -                  -                   5.97
----------------------------------------------------------------------------------------
      M            54,954.19                 -                  -              54,954.19
      B1           24,424.08                 -                  -              24,424.08
      B2           12,212.04                 -                  -              12,212.04
      B3            9,155.90                 -                  -               9,155.90
      B4            5,085.22                 -                  -               5,085.22
      B5            2,392.54                 -                  -               2,392.54
----------------------------------------------------------------------------------------
    Totals        592,700.93                 -                  -             592,706.90
----------------------------------------------------------------------------------------

                                     Page 3

          THE                                         Distribution Date: 9/25/02
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Atn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-2

                           Current Payment Information
                               Factors per $1,000

-----------------------------------------------------------------------------------------------------------------------------------
                                        Original          Beginning Cert.                                           Ending Cert.
                                      Certificate             Notional          Principal         Interest            Notional
Class              Cusip                Balance               Balance          Distribution     Distribution          Balance
-----------------------------------------------------------------------------------------------------------------------------------
  A1              12669BPM8            40,000,000.00         0.000000000        0.000000000      0.000000000         0.000000000
  A2              12669BPN6           162,200,000.00         0.000000000        0.000000000      0.000000000         0.000000000
  A3              12669BP91            29,774,900.00         0.000000000        0.000000000      0.000000000         0.000000000
  A4              12669BPQ9            36,200,000.00       967.762430939      125.055248619      6.209808932       842.707182320
  A5              12669BPR7            35,700,000.00      1000.000000000        0.000000000      6.458333333      1000.000000000
  PO              12669BPS5             3,250,000.00       519.475517689       19.651976522      0.000000000       499.823541168
  X               12669BPT3           244,745,381.77       229.556883091        0.000000000      0.118978256       218.832585819
  AR              12669BPU0                   100.00         0.000000000        0.000000000     59.671815997         0.000000000
-----------------------------------------------------------------------------------------------------------------------------------
  M               12669BPV8             8,775,000.00       969.690681693        0.804060030      6.262585653       968.886621663
  B1              12669BPW6             3,900,000.00       969.690680884        0.804060030      6.262585647       968.886620854
  B2              12669BPX4             1,950,000.00       969.690680633        0.804060030      6.262585646       968.886620603
  B3              12669BPY2             1,462,000.00       969.690689136        0.804060037      6.262585701       968.886629100
  B4              12669BPZ9               812,000.00       969.690663081        0.804060015      6.262585532       968.886603066
  B5              12669BQA3               976,000.00       379.567291429        0.314734269      2.451372090       379.252557160
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                325,000,000.00       274.395556738       14.168504369      1.823713538       260.227052369
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------
                      Pass
                     Through
Class                Rate (%)
------------------------------
  A1                 7.750000
  A2                 7.750000
  A3                 7.750000
  A4                 7.700000
  A5                 7.750000
  PO                 0.000000
  X                  0.621954
  AR                 7.750000
------------------------------
  M                  7.750000
  B1                 7.750000
  B2                 7.750000
  B3                 7.750000
  B4                 7.750000
  B5                 7.750000
------------------------------
Totals
------------------------------

                                     Page 4

          THE
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Atn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-2

Pool Level Data

Distribution Date                                                                                                         9/25/02
Cut-off Date                                                                                                               2/1/00
Determination Date                                                                                                         9/1/02
Accrual Period 30/360                               Begin                                                                  8/1/02
                                                    End                                                                    9/1/02
Number of Days in 30/360 Accrual Period                                                                                        30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
-------

Cut-Off Date Balance                                                                                                            -

Beginning Aggregate Pool Stated Principal Balance                                                                   72,340,676.56
Ending Aggregate Pool Stated Principal Balance                                                                      68,679,810.69

Beginning Aggregate Certificate Stated Principal Balance                                                            89,178,555.93
Ending Aggregate Certificate Stated Principal Balance                                                               84,573,792.01

Beginning Aggregate Loan Count                                                                                                484
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                16
Ending Aggregate Loan Count                                                                                                   468

Beginning Weighted Average Loan Rate (WAC)                                                                              8.226596%
Ending Weighted Average Loan Rate (WAC)                                                                                 8.234365%

Beginning Net Weighted Average Loan Rate                                                                                7.907932%
Ending Net Weighted Average Loan Rate                                                                                   7.912566%

Weighted Average Maturity (WAM) (Months)                                                                                      325

Servicer Advances                                                                                                       55,292.16

Aggregate Pool Prepayment                                                                                            3,599,790.32
Pool Prepayment Rate                                                                                                  45.8298 CPR


Group 2
-------

Cut-Off Date Balance                                                                                                            -

Beginning Aggregate Pool Stated Principal Balance                                                                   13,148,884.38
Ending Aggregate Pool Stated Principal Balance                                                                      12,300,524.70

Beginning Aggregate Certificate Stated Principal Balance                                                            89,178,555.93
Ending Aggregate Certificate Stated Principal Balance                                                               84,573,792.01

Beginning Aggregate Loan Count                                                                                                 46

          THE
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Atn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-2

Group 2
-------

Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  3
Ending Aggregate Loan Count                                                                                                     43

Beginning Weighted Average Loan Rate (WAC)                                                                               8.557384%
Ending Weighted Average Loan Rate (WAC)                                                                                  8.506073%

Beginning Net Weighted Average Loan Rate                                                                                 8.286199%
Ending Net Weighted Average Loan Rate                                                                                    8.234055%

Weighted Average Maturity (WAM) (Months)                                                                                       324

Servicer Advances                                                                                                           628.90

Aggregate Pool Prepayment                                                                                               837,720.59
Pool Prepayment Rate                                                                                                   54.6439 CPR


Group 3
-------

Cut-Off Date Balance                                                                                                             -

Beginning Aggregate Pool Stated Principal Balance                                                                     3,689,918.19
Ending Aggregate Pool Stated Principal Balance                                                                        3,593,471.80

Beginning Aggregate Certificate Stated Principal Balance                                                             89,178,555.93
Ending Aggregate Certificate Stated Principal Balance                                                                84,573,792.01

Beginning Aggregate Loan Count                                                                                                  34
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  1
Ending Aggregate Loan Count                                                                                                     33

Beginning Weighted Average Loan Rate (WAC)                                                                               8.925988%
Ending Weighted Average Loan Rate (WAC)                                                                                  8.927331%

Beginning Net Weighted Average Loan Rate                                                                                 8.666988%
Ending Net Weighted Average Loan Rate                                                                                    8.668331%

Weighted Average Maturity (WAM) (Months)                                                                                       329

Servicer Advances                                                                                                         4,433.29

Aggregate Pool Prepayment                                                                                                93,831.10
Pool Prepayment Rate                                                                                                   26.6052 CPR

          THE
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Atn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-2

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
-------

Senior Percentage                                                                                              80.8469153248%
Senior Prepayment Percentage                                                                                  100.0000000000%

Subordinate Percentage                                                                                         19.1530846752%
Subordinate Prepayment Percentage                                                                               0.0000000000%

Group 2
-------

Senior Percentage                                                                                              80.8469153248%
Senior Prepayment Percentage                                                                                  100.0000000000%

Subordinate Percentage                                                                                         19.1530846752%
Subordinate Prepayment Percentage                                                                               0.0000000000%

Group 3
-------

Senior Percentage                                                                                              80.8469153248%
Senior Prepayment Percentage                                                                                  100.0000000000%

Subordinate Percentage                                                                                         19.1530846752%
Subordinate Prepayment Percentage                                                                               0.0000000000%

Certificate Account

Beginning Balance                                                                                                           -

Deposit
Payments of Interest and Principal                                                                               5,218,096.49
Liquidation Proceeds                                                                                                        -
All Other Proceeds                                                                                                          -
Other Amounts                                                                                                               -
                                                                                                                 ------------
Total Deposits                                                                                                   5,218,096.49

Withdrawals
Reimbursement of Servicer Advances                                                                                          -
Payment of Master Servicer Fees                                                                                     14,527.64
Payment of Sub Servicer Fees                                                                                         3,730.30
Payment of Other Fees                                                                                                       -
Payment of Insurance Premium(s)                                                                                      1,459.71
Payment of Personal Mortgage Insurance                                                                                      -
Other Permitted Withdrawal per the Pooling and Service Agreement                                                            -
Payment of Principal and Interest                                                                                5,197,470.82
                                                                                                                 ------------
Total Withdrawals                                                                                                5,217,188.46
                                                                                                                 ------------
Ending Balance                                                                                                       2,367.73

                                     Page 3

          THE
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Atn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-2

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                       4,051.42
Compensation for Gross PPIS from Servicing Fees                                                                 4,051.42
Other Gross PPIS Compensation                                                                                          -
                                                                                                                --------
Total Net PPIS (Non-Supported PPIS)                                                                                    -

Master Servicing Fees Paid                                                                                     14,527.64
Sub Servicing Fees Paid                                                                                         3,730.30
Insurance Premium(s) Paid                                                                                       1,459.71
Personal Mortgage Insurance Fees Paid                                                                                  -
Other Fees Paid                                                                                                        -
                                                                                                               ---------
Total Fees                                                                                                     19,717.64

--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1
-------

Delinquency                                         30-59 Days     60-89 Days            90+ Days                 Totals
-----------                                         ----------     ----------            --------                 ------

Scheduled Principal Balance                       1,833,116.86     356,293.32        2,159,885.05           4,349,295.23
Percentage of Total Pool Balance                     2.669077%      0.518774%           3.144862%              6.332713%
Number of Loans                                             17              5                  13                     35
Percentage of Total Loans                            3.632479%      1.068376%           2.777778%              7.478632%

Foreclosure
-----------

Scheduled Principal Balance                                                                                 2,351,478.38
Percentage of Total Pool Balance                                                                               3.423828%
Number of Loans                                                                                                       11
Percentage of Total Loans                                                                                      2.350427%

Bankruptcy
----------

Scheduled Principal Balance                                                                                            -
Percentage of Total Pool Balance                                                                               0.000000%
Number of Loans                                                                                                        0
Percentage of Total Loans                                                                                      0.000000%

                                     Page 4

          THE
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Atn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-2

REO
---

Scheduled Principal Balance                                                                                        258,680.40
Percentage of Total Pool Balance                                                                                    0.376647%
Number of Loans                                                                                                             3
Percentage of Total Loans                                                                                           0.641026%

Book Value of all REO Loans                                                                                                 -
Percentage of Total Pool Balance                                                                                    0.000000%

Current Realized Losses                                                                                                     -
Additional Gains (Recoveries)/Losses                                                                                        -
Total Realized Losses                                                                                              283,616.22

Group 2
-------

Delinquency                                              30-59 Days     60-89 Days            90+ Days                 Totals
-----------                                              ----------     ----------            --------                 ------

Scheduled Principal Balance                                       -              -           71,965.89              71,965.89
Percentage of Total Pool Balance                          0.000000%      0.000000%           0.585064%              0.585064%
Number of Loans                                                   0              0                   1                      1
Percentage of Total Loans                                 0.000000%      0.000000%           2.325581%              2.325581%

Foreclosure
-----------

Scheduled Principal Balance                                                                                                 -
Percentage of Total Pool Balance                                                                                    0.000000%
Number of Loans                                                                                                             0
Percentage of Total Loans                                                                                           0.000000%

Bankruptcy
----------

Scheduled Principal Balance                                                                                                 -
Percentage of Total Pool Balance                                                                                    0.000000%
Number of Loans                                                                                                             0
Percentage of Total Loans                                                                                           0.000000%

REO
---

Scheduled Principal Balance                                                                                                 -
Percentage of Total Pool Balance                                                                                    0.000000%
Number of Loans                                                                                                             0
Percentage of Total Loans                                                                                           0.000000%

Book Value of all REO Loans                                                                                                 -
Percentage of Total Pool Balance                                                                                    0.000000%

Current Realized Losses                                                                                                     -
Additional Gains (Recoveries)/Losses                                                                                        -
Total Realized Losses                                                                                              264,339.85

                                     Page 5

          THE
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Atn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-2

Group 3
-------

Delinquency                                              30-59 Days     60-89 Days            90+ Days                 Totals
-----------                                              ----------     ----------            --------                 ------

Scheduled Principal Balance                                       -              -           67,422.73              67,422.73
Percentage of Total Pool Balance                          0.000000%      0.000000%           1.876256%              1.876256%
Number of Loans                                                   0              0                   1                      1
Percentage of Total Loans                                 0.000000%      0.000000%           3.030303%              3.030303%

Foreclosure
-----------

Scheduled Principal Balance                                                                                        481,168.36
Percentage of Total Pool Balance                                                                                   13.390069%
Number of Loans                                                                                                             4
Percentage of Total Loans                                                                                          12.121212%

Bankruptcy
----------

Scheduled Principal Balance                                                                                                 -
Percentage of Total Pool Balance                                                                                    0.000000%
Number of Loans                                                                                                             0
Percentage of Total Loans                                                                                           0.000000%

REO
---

Scheduled Principal Balance                                                                                                 -
Percentage of Total Pool Balance                                                                                    0.000000%
Number of Loans                                                                                                             0
Percentage of Total Loans                                                                                           0.000000%

Book Value of all REO Loans                                                                                                 -
Percentage of Total Pool Balance                                                                                    0.000000%

Current Realized Losses                                                                                                     -
Additional Gains (Recoveries)/Losses                                                                                        -
Total Realized Losses                                                                                                       -

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                    Original                Current
----------                                                                                    --------                -------

Bankruptcy Loss                                                                             346,386.00             346,386.00
Bankruptcy Percentage                                                                        0.106606%              0.409567%
Credit/Fraud Loss                                                                        19,500,000.00                      -

          THE
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Atn: Courtney Bartholomew
     212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2000-2

Protection                                                                                    Original                Current
----------                                                                                    --------                -------

Credit/Fraud Loss Percentage                                                                 6.001451%              0.000000%
Special Hazard Loss                                                                       7,800,000.00           4,985,927.34
Special Hazard Loss Percentage                                                               2.400580%              5.895356%

Credit Support                                                                                Original                Current
--------------                                                                                --------                -------

Class A                                                                                 307,125,000.00          67,830,426.51
Class A Percentage                                                                          94.500000%             80.202655%

Class M                                                                                   8,775,000.00           8,501,980.11
Class M Percentage                                                                           2.700000%             10.052736%

Class B1                                                                                  3,900,000.00           3,778,657.82
Class B1 Percentage                                                                          1.200000%              4.467883%

Class B2                                                                                  1,950,000.00           1,889,328.91
Class B2 Percentage                                                                          0.600000%              2.233941%

Class B3                                                                                  1,462,000.00           1,416,512.25
Class B3 Percentage                                                                          0.449846%              1.674883%

Class B4                                                                                    812,000.00             786,735.92
Class B4 Percentage                                                                          0.249846%              0.930236%

Class B5                                                                                    976,000.00             370,150.50
Class B5 Percentage                                                                          0.300308%              0.437666%


--------------------------------------------------------------------------------
                            Reserve Fund Information
--------------------------------------------------------------------------------

Class A4 Rounding Account
-------------------------

Beginning Balance                                                                                                       76.80
Deposits                                                                                                               908.03
Accrued Interest                                                                                                            -
Withdrawals                                                                                                                 -
Ending Balance                                                                                                         984.82

                                     Page 7